POWER OF ATTORNEY

				TO SIGN FORMS 144, 3, 4 AND 5




	The undersigned director/officer of Anixter International Inc.
hereby authorizes
  John Dul, Bob Grubbs, or Dennis Letham to sign on behalf of the undersigned any
  Forms 144, 3, 4 and 5 that are required
to be filed from time to time with the Securities
  and Exchange
Commission.  Such forms shall be completed from the information furnished by me to the Company and the information in the Company's records.
  This authority shall continue in effect until revoked.







  Dated this 16th day of February, 2005.

  Signed:
	Lord James Blyth

  Printed Name: Lord James Blyth